Exhibit 99.1
MP Materials Reports Second Quarter 2024 Results
NdPr production more than doubled quarter-over-quarter to 272 metric tons; expect 50% sequential growth in Q3
Signed NdPr supply agreement with a global automaker for a significant volume commitment
Awarded Department of Defense NdPr supply contract
Received initial $50 million magnetics customer prepayment
Expecting approximately $190 million in additional customer prepayments and tax credits by the end of 2025
Commissioned prototype magnet production line in Fort Worth; start of commercial metal production on track for 2024

LAS VEGAS, August 1, 2024 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced financial and operational results for the three months ended June 30, 2024.
“We had a very challenging quarter, operationally and financially, with higher-than-expected upstream downtime and a continued weak pricing environment. Despite this, we more than doubled NdPr production sequentially. We also signed a substantial new NdPr supply agreement with a global automaker,” said James Litinsky, Founder, Chairman and CEO of MP Materials. “Going forward, we expect to ramp NdPr output by 50% in the third quarter, positioning us for continued reductions in our refined products cost structure through year-end.”
Litinsky continued, “While it is early, we are cautiously optimistic that the third quarter will be one of our best REO production quarters ever. Moreover, our growth projects are progressing well with Upstream 60K advancing and NdPr metal production in Fort Worth on track to begin later this year.”
Second Quarter 2024 Financial and Operational Highlights

	For the three months ended June 30,		2024 vs. 2023
(unaudited)	2024	2023	Amount Change	% Change
Financial Measures:	(in thousands, except per share data)
Revenue	$31,258	$64,024	$(32,766)	(51)%
Net income (loss)	$(34,055)	$7,395	$(41,450)	N/M
Adjusted EBITDA(1)	$(27,060)	$26,951	$(54,011)	N/M
Adjusted Net Income (Loss)(1)	$(28,036)	$17,023	$(45,059)	N/M
Diluted EPS	$(0.21)	$0.04	$(0.25)	N/M
Adjusted Diluted EPS(1)	$(0.17)	$0.09	$(0.26)	N/M

Key Performance Indicators:
Rare earth concentrate	(in whole units or dollars)
REO Production Volume (MTs)	9,084	10,863	(1,779)	(16)%
REO Sales Volume (MTs)	5,839	10,271	(4,432)	(43)%
Realized Price per REO MT	$4,183	$6,231	$(2,048)	(33)%
Separated NdPr products
NdPr Production Volume (MTs)	272	N/A	N/A	N/A
NdPr Sales Volume (MTs)	136	N/A	N/A	N/A
NdPr Realized Price per KG	$48	N/A	N/A	N/A

N/M = Not meaningful.
N/A = Not applicable as there was neither NdPr production nor sales volume in the three months ended June 30, 2023.
(1)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted EPS. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Revenue decreased 51% year-over-year to $31.3 million, driven by a 43% decrease in rare earth oxide (“REO”) in concentrate sales volumes and a 33% decrease in the realized price of REO, partially offset by sales of separated NdPr, which began in the fourth quarter of 2023. The decrease in REO sales volume was mainly due to lower REO production volumes and the start-up of separated rare earth (“Stage II”) production, as a significant portion of the REO produced, which could otherwise have been sold as rare earth concentrate, was used for work-in-process or to produce packaged and finished separated rare earth products. The change in realized price reflects a continued softer pricing environment for rare earth products as compared to the prior year period. REO production volumes decreased 16% year-over-year primarily due to higher unplanned downtime due to equipment damage to one of our thickeners which impacted production for approximately three weeks.
Adjusted EBITDA declined $54.0 million to $(27.1) million, driven mainly by the lower revenue as discussed above, as well as higher cost of sales and general and administrative expense. The increase in cost of sales was mostly driven by production costs related to the start of Stage II production, including an inventory reserve of $11.8 million recorded in the quarter. The reserve was largely attributable to elevated carrying costs of the initial production of separated products given the early stage of ramping the Stage II facilities to normalized production levels. In addition, cost of sales was impacted by repair and maintenance costs associated with the thickener equipment damage. Selling, general, and administrative expenses were also impacted by higher legal costs as well as the initial costs related to the implementation of a new ERP system in the quarter, some of which were non-cash.
Adjusted Net Income (Loss) decreased $45.1 million to $(28.0) million, mainly due to the lower Adjusted EBITDA as well as higher depreciation expense resulting from an increase in capital assets placed into service over the last year. Also impacting the comparison was higher interest expense, mainly due to the newly issued 2030 convertible notes, as well as slightly lower interest income. These changes were partially offset by an income tax benefit due to a pre-tax loss in the current quarter compared to income tax expense due to the company generating pre-tax income in the prior-year quarter.
Net income (loss) decreased $41.5 million year-over-year to $(34.1) million, primarily due to the factors driving the lower Adjusted Net Income (Loss) discussed above, partially offset by lower demolition, start-up and transaction costs in the current quarter.
Diluted earnings per share (“EPS”) decreased $0.25 year-over-year to a diluted loss per share of $(0.21), in line with the change in net income (loss) discussed above. Adjusted Diluted EPS decreased $0.26 to $(0.17) in line with the decrease in Adjusted Net Income (Loss) discussed above. Diluted EPS and Adjusted Diluted EPS were also impacted by a lower average share count in the current quarter. Diluted share count was primarily lower due to the repurchase of 13.0 million shares in March of 2024. Adjusted Diluted share count was impacted by both the share repurchase as well as approximately 15.6 million shares associated with 2026 convertible notes included in the 2023 average share count due to their dilutive effect in that period.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2024	December 31, 2023
(in thousands, except share and per share data, unaudited)
Assets
Current assets
Cash and cash equivalents	$295,604	$263,351
Short-term investments	641,398	734,493
Total cash, cash equivalents and short-term investments	937,002	997,844
Accounts receivable	8,459	10,029
Inventories	115,384	95,182
Government grant receivable	19,371	19,302
Prepaid expenses and other current assets	10,419	8,820
Total current assets	1,090,635	1,131,177
Non-current assets
Property, plant and equipment, net	1,217,073	1,158,054
Operating lease right-of-use assets	9,357	10,065
Inventories	17,102	13,350
Equity method investment	9,339	9,673
Intangible assets, net	8,283	8,881
Other non-current assets	12,537	5,252
Total non-current assets	1,273,691	1,205,275
Total assets	$2,364,326	$2,336,452
Liabilities and stockholders’ equity
Current liabilities
Accounts and construction payable	$19,755	$27,995
Accrued liabilities	74,943	73,939
Deferred revenue	50,000	—
Other current liabilities	13,380	6,616
Total current liabilities	158,078	108,550
Non-current liabilities
Asset retirement obligations	5,795	5,518
Environmental obligations	16,523	16,545
Long-term debt, net	936,610	681,980
Operating lease liabilities	6,314	6,829
Deferred government grant	18,762	17,433
Deferred income taxes	107,702	130,793
Other non-current liabilities	5,504	3,025
Total non-current liabilities	1,097,210	862,123
Total liabilities	1,255,288	970,673
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.0001 par value, 50,000,000 shares authorized, none issued and outstanding in either period)	—	—
Common stock ($0.0001 par value, 450,000,000 shares authorized, 178,343,770 and 178,082,383 shares issued, and 165,331,382 and 178,082,383 shares outstanding, as of June 30, 2024, and December 31, 2023, respectively)	18	17
Additional paid-in capital	943,508	979,891
Retained earnings	368,160	385,726
Accumulated other comprehensive income (loss)	(90)	145
Treasury stock, at cost, 13,012,388 and 0 shares, respectively	(202,558)	—
Total stockholders’ equity	1,109,038	1,365,779
Total liabilities and stockholders’ equity	$2,364,326	$2,336,452

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except share and per share data, unaudited)	2024	2023	2024	2023
Revenue:
Rare earth concentrate	$24,426	$64,001	$64,502	$159,667
NdPr oxide and metal	6,531	—	14,858	—
Other rare earth products	301	23	582	57
Total revenue	31,258	64,024	79,942	159,724

Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	41,463	22,704	77,057	46,920
Selling, general and administrative	21,434	18,865	42,701	38,268
Depreciation, depletion and amortization	18,210	12,203	36,595	20,325
Start-up costs	1,373	4,121	2,660	8,789
Advanced projects and development	1,886	3,101	6,092	6,713
Other operating costs and expenses	384	2,547	761	5,264
Total operating costs and expenses	84,750	63,541	165,866	126,279
Operating income (loss)	(53,492)	483	(85,924)	33,445
Interest expense, net	(6,745)	(1,392)	(9,602)	(2,751)
Gain on early extinguishment of debt	—	—	46,265	—
Other income, net	12,084	13,821	24,741	27,514
Income (loss) before income taxes	(48,153)	12,912	(24,520)	58,208
Income tax benefit (expense)	14,098	(5,517)	6,954	(13,366)
Net income (loss)	$(34,055)	$7,395	$(17,566)	$44,842

Earnings (loss) per share:
Basic	$(0.21)	$0.04	$(0.10)	$0.25
Diluted	$(0.21)	$0.04	$(0.28)	$0.24

Weighted-average shares outstanding:
Basic	165,344,511	176,984,917	169,950,658	176,933,605
Diluted	165,344,511	177,859,118	176,068,146	193,528,819

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
(in thousands, unaudited)	2024	2023
Operating activities:
Net income (loss)	$(17,566)	$44,842
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	36,595	20,325
Accretion of discount on short-term investments	(16,317)	(13,933)
Gain on early extinguishment of debt	(46,265)	—
Stock-based compensation expense	13,170	12,743
Amortization of debt issuance costs	1,891	1,766
Lower of cost or net realizable value reserve	17,753	—
Deferred income taxes	(6,954)	13,356
Other	928	557
Decrease (increase) in operating assets:
Accounts receivable	1,570	21,750
Inventories	(41,541)	(11,406)
Government grant receivable	(4,837)	—
Prepaid expenses, other current and non-current assets	(3,815)	(3,338)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	(6,862)	252
Income taxes payable	—	(21,163)
Deferred revenue	50,000	—
Deferred government grant	2,433	—
Other current and non-current liabilities	9,533	(292)
Net cash provided by (used in) operating activities	(10,284)	65,459
Investing activities:
Additions to property, plant and equipment	(98,326)	(130,236)
Purchases of short-term investments	(833,705)	(320,884)
Proceeds from sales of short-term investments	90,695	447,327
Proceeds from maturities of short-term investments	852,210	731,907
Proceeds from government awards used for construction	96	—
Net cash provided by investing activities	10,970	728,114
Financing activities:
Proceeds from issuance of long-term debt	747,500	—
Payment of debt issuance costs	(16,118)	—
Payments to retire long-term debt	(428,599)	—
Purchase of capped call options	(65,332)	—
Repurchases of common stock	(200,764)	—
Principal payments on debt obligations and finance leases	(1,197)	(1,467)
Tax withholding on stock-based awards	(4,124)	(6,132)
Net cash provided by (used in) financing activities	31,366	(7,599)
Net change in cash, cash equivalents and restricted cash	32,052	785,974
Cash, cash equivalents and restricted cash beginning balance	264,988	143,509
Cash, cash equivalents and restricted cash ending balance	$297,040	$929,483

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$295,604	$927,245
Restricted cash, current	1,087	1,888
Restricted cash, non-current	349	350
Total cash, cash equivalents and restricted cash	$297,040	$929,483

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, unaudited)	2024	2023	2024	2023
Net income (loss)	$(34,055)	$7,395	$(17,566)	$44,842
Adjusted for:
Depreciation, depletion and amortization	18,210	12,203	36,595	20,325
Interest expense, net	6,745	1,392	9,602	2,751
Income tax expense (benefit)	(14,098)	5,517	(6,954)	13,366
Stock-based compensation expense(1)	5,703	5,730	13,170	12,743
Initial start-up costs(2)	1,252	3,828	2,425	8,392
Transaction-related and other costs(3)	883	2,160	4,680	5,482
Accretion of asset retirement and environmental obligations(4)	230	227	461	454
Loss on disposals of long-lived assets, net(4)(5)	154	2,320	300	4,810
Gain on early extinguishment of debt(6)	—	—	(46,265)	—
Other income, net(7)	(12,084)	(13,821)	(24,741)	(27,514)
Adjusted EBITDA	$(27,060)	$26,951	$(28,293)	$85,651
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Condensed Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Relates to certain costs incurred in connection with the commissioning and starting up of our initial separations capability at Mountain Pass and our initial magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our separations and magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations and magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Principally included in “Advanced projects and development” within our unaudited Condensed Consolidated Statements of Operations, and pertains to legal, consulting, and advisory services, and other costs associated with specific transactions, including potential acquisitions, mergers, or other investments.
(4)Included in “Other operating costs and expenses” within our unaudited Condensed Consolidated Statements of Operations.
(5)Amounts for the three and six months ended June 30, 2023, principally related to demolition costs incurred in connection with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(6)Pertains to the gain recognized on the repurchase of $480.0 million aggregate principal amount of our 0.25% unsecured senior convertible notes due 2026 (the “2026 Notes”) in March 2024.
(7)Principally comprised of interest and investment income.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, unaudited)	2024	2023	2024	2023
Net income (loss)	$(34,055)	$7,395	$(17,566)	$44,842
Adjusted for:
Stock-based compensation expense(1)	5,703	5,730	13,170	12,743
Initial start-up costs(2)	1,252	3,828	2,425	8,392
Transaction-related and other costs(3)	883	2,160	4,680	5,482
Loss on disposals of long-lived assets, net(4)	154	2,320	300	4,810
Gain on early extinguishment of debt(5)	—	—	(46,265)	—
Other	—	(21)	—	(41)
Tax impact of adjustments above(6)	(1,973)	(4,389)	7,728	(7,878)
Adjusted Net Income (Loss)	$(28,036)	$17,023	$(35,528)	$68,350
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Condensed Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Relates to certain costs incurred in connection with the commissioning and starting up of our initial separations capability at Mountain Pass and our initial magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our separations and magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations and magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Principally included in “Advanced projects and development” within our unaudited Condensed Consolidated Statements of Operations, and pertains to legal, consulting, and advisory services, and other costs associated with specific transactions, including potential acquisitions, mergers, or other investments.
(4)Included in “Other operating costs and expenses” within our unaudited Condensed Consolidated Statements of Operations. Amounts for the three and six months ended June 30, 2023, principally related to demolition costs incurred in connection with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(5)Pertains to the gain recognized on the repurchase of $480.0 million aggregate principal amount of our 2026 Notes in March 2024.
(6)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 24.7%, 30.1%, 31.3% and 25.1% for the three and six months ended June 30, 2024 and 2023, respectively.

Reconciliation of GAAP Diluted Earnings (Loss) per Share to Non-GAAP Adjusted Diluted EPS

	For the three months ended June 30,		For the six months ended June 30,
(unaudited)	2024	2023	2024	2023
Diluted earnings (loss) per share	$(0.21)	$0.04	$(0.28)	$0.24
Adjusted for:
Stock-based compensation expense	0.03	0.03	0.07	0.07
Initial start-up costs	0.01	0.02	0.01	0.04
Transaction-related and other costs	0.01	0.01	0.03	0.03
Loss on disposals of long-lived assets, net	—	0.01	—	0.02
Gain on early extinguishment of debt	—	—	(0.27)	—
Tax impact of adjustments above(1)	(0.01)	(0.02)	0.05	(0.04)
2026 Notes if-converted method(2)	—	—	0.18	—
Adjusted Diluted EPS	$(0.17)	$0.09	$(0.21)	$0.36

Diluted weighted-average shares outstanding(3)	165,344,511	177,859,118	176,068,146	193,528,819
Assumed conversion of 2026 Notes(3)	—	15,584,409	(6,117,488)	—
Adjusted diluted weighted-average shares outstanding(3)	165,344,511	193,443,527	169,950,658	193,528,819
(1)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 24.7%, 30.1%, 31.3% and 25.1% for the three and six months ended June 30, 2024 and 2023, respectively.
(2)For the six months ended June 30, 2024, since the 2026 Notes were dilutive for purposes of computing GAAP diluted earnings (loss) per share but antidilutive for purposes of computing Adjusted Diluted EPS, within this reconciliation, we have included this adjustment to reverse the impact of applying the if-converted method to the 2026 Notes in the computation of GAAP diluted earnings (loss) per share.
(3)For the six months ended June 30, 2024, since the 2026 Notes were dilutive for purposes of computing GAAP diluted earnings (loss) per share but antidilutive for purposes of computing Adjusted Diluted EPS, the adjusted diluted weighted-average shares outstanding exclude the potentially dilutive securities associated with the 2026 Notes. For the three months ended June 30, 2023, the 2026 Notes were antidilutive for GAAP purposes. For purposes of calculating Adjusted Diluted EPS, we have added back the assumed conversion of the 2026 Notes since they would not be antidilutive when using Adjusted Net Income (Loss) as the numerator in the calculation of Adjusted Diluted EPS.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, August 1, 2024. To access the conference call, participants should dial 1-833-470-1428 and international participants should dial 1-404-975-4839 and enter the conference ID number 451268. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.
About MP Materials
MP Materials (NYSE: MP) produces specialty materials that are vital inputs for electrification and other advanced technologies. MP’s Mountain Pass facility is America’s only scaled rare earth production source. The Company is currently expanding its manufacturing operations downstream to provide a full supply chain solution from materials to magnetics. More information is available at https://mpmaterials.com/.
Join the MP Materials community on X, YouTube, Instagram and LinkedIn.
We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the price and market for rare earth materials, the continued demand for rare earth materials and the market for rare earth materials generally, future demand for electric vehicles and magnets, estimates and forecasts of the Company’s results of operations and other financial and performance metrics, including NdPr oxide production and shipments, expected NdPr oxide production and sales in the third quarter and throughout all of 2024, the Company’s share repurchase program, the expected cash flows of the early production of magnetic precursor products in Stage III and associated expected magnetic precursor products prepayments and timing thereof, the expected timing for receipt of the 48C tax credits, expected capital expenditures in Stage II and Stage III, the Company’s ability to control costs and expenses, the Company’s Upstream 60K strategy, including statements regarding the timing, costs and ability to increase REO production, and the Company’s Stage II and Stage III projects, including the Company’s ability to achieve run rate production of separated rare earth materials and production of commercial metal and magnets. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including fluctuations and uncertainties related to demand for and pricing of rare earth products; changes in domestic and foreign business, market, financial, political and legal conditions; changes in demand for NdFeB magnets; the effects of competition on the Company’s future business; risks related to the Company’s Upstream 60K strategy, including delays in completion, unexpected costs and expenses and timing for obtaining regulatory approvals; risks related to the rollout of the Company’s business strategy, including Stage II and Stage III, and the timing of achieving expected business milestones in Stage II and Stage III, including the Company’s ability to produce commercial metal in 2024; risks related to the Company’s Stage II operations and the Company’s ability to achieve run rate production of separated rare earth materials; risks related to the Company’s long-term agreement with General Motors, including the Company’s ability to produce and supply NdFeB magnets; risks related to expected sales of separated NdPr oxide due to various risks, including demand and pricing for separated NdPr oxide; risks related to the Company’s ability to develop magnetic precursor products in Stage III, including production delays; risks related to the Company entering into agreements with customers for prepayment of magnetic precursor products, including NdPr metal; risks associated with the terms of the new 3% convertible notes due 2030; risks related to the share repurchase program and whether it will be fully consummated or will enhance long-term stockholder value; the impact of the global COVID-19 pandemic, on any of the foregoing risks; risks related to current and future governmental and environmental laws, regulations, licenses or legal requirements; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.

If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.

Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS, which have not been prepared in accordance with GAAP. MP Materials defines Adjusted EBITDA as GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; accretion of asset retirement and environmental obligations; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; and other income or loss. MP Materials defines Adjusted Net Income (Loss) as GAAP net income or loss excluding the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. MP Materials defines Adjusted Diluted EPS as GAAP diluted earnings or loss per share excluding the per share impact, using adjusted diluted weighted-average shares outstanding, of stock-based compensation expense; initial start-up costs; transaction-related and other costs; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. In addition, when appropriate, we include an adjustment to reverse the impact of applying the if-converted method to our 2026 Notes if necessary to reconcile between GAAP diluted earnings or loss per share and Adjusted Diluted EPS. When applicable, adjusted diluted weighted-average shares outstanding reflect the anti-dilutive impact of our capped call options entered into in connection with the issuance of our 3.00% unsecured senior convertible notes due March 2030.
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials’ management believes that the use of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provides an additional tool for investors to use in evaluating projected operating results and trends. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
Key Performance Indicators
REO Production Volume is measured in MTs, the Company’s principal unit of sale for its concentrate product. This measure refers to the REO content contained in the rare earth concentrate we produce and, beginning in the second quarter of 2023, includes volumes fed into downstream circuits for commissioning and starting up our separations facilities and for producing separated rare earth products, a portion of which is also included in our KPI, NdPr Production Volume. REO Production Volume is a key indicator of the Company’s mining and processing capacity and efficiency.
REO Sales Volume for a given period is calculated in MTs. A unit, or MT, is considered sold once we recognize revenue on its sale as determined in accordance with GAAP. REO Sales Volume is a key measure of the Company’s ability to convert its concentrate production into revenue. REO Sales Volume includes both traditional concentrate as well as roasted concentrate.
Realized Price per REO MT for a given period is calculated as the quotient of: (i) the Company’s rare earth concentrate sales, which are determined in accordance with GAAP, for a given period and (ii) the Company’s REO Sales Volume for the same period. Realized Price per REO MT is an important measure of the market price of the Company’s concentrate product.
NdPr Production Volume for a given period is measured in MTs, the Company’s principal unit of sale for its NdPr separated products. NdPr Production Volume refers to the volume of finished and packaged NdPr oxide produced at Mountain Pass for a given period. NdPr Production Volume is a key indicator of the Company’s separations and finishing capacity and efficiency.
Our NdPr Sales Volume for a given period is calculated in MTs and on an NdPr oxide-equivalent basis (as further discussed below). A unit, or MT, is considered sold once we recognize revenue on its sale, whether sold as NdPr oxide or NdPr metal, as determined in accordance with GAAP. For NdPr metal sales, the MTs sold and included in NdPr Sales Volume are calculated on the basis of the volume of NdPr oxide used to produce such NdPr metal. We utilize an assumed material conversion ratio of 1.20, such that a sale of 100 MTs of NdPr metal would be included in this KPI as 120 MTs of NdPr oxide-equivalent. NdPr Sales Volume is a key measure of our ability to convert our production of separated NdPr products into revenue. We have a mix of contracts with customers where we sell NdPr as (i) oxide, (ii) metal, where the amount of oxide required to produce such metal is variable, and (iii) metal, where we have a guarantee of the amount produced and sold based on the amount of oxide consumed. Among other factors, differences between quarterly NdPr Production Volume and NdPr Sales Volume may be caused by the time required for the conversion of NdPr oxide to NdPr metal, including time in-transit.
NdPr Realized Price per kilogram (“KG”) for a given period is calculated as the quotient of: (i) our NdPr oxide and metal sales, which are determined in accordance with GAAP, for a given period and (ii) our NdPr Sales Volume for the same period. NdPr Realized Price per KG is an important measure of the market price of our NdPr products.
Contacts
Investors:
IR@mpmaterials.com
Media:
Matt Sloustcher
media@mpmaterials.com